NEWS RELEASE	For Additional Information Contact:
David A. Zuege (414) 327-1700
For Immediate Release
OILGEAR TO RESTATE FINANCIALS: RESTATEMENT EXPECTED TO HAVE NO
SIGNIFICANT IMPACT ON 2005 EARNINGS OR CURRENT FINANCIAL POSITION
Milwaukee, Wis., January 27, 2006...The Oilgear Company (NASDAQ:OLGR ) today announced that the company will restate certain of its previously filed consolidated financial statements. The restatements are not expected to significantly affect the reported results of operations for 2005 or the Company’s current financial position.
As previously reported in the company’s Form 10-Q/A for the second quarter of 2005 and its Form 10-Q for the third quarter of 2005, the company made an error in its accounting fo rnon-operating income resulting from the sale of shares received in an insurance company demutualization. The principal expected effect of this change will be to decrease net earnings for 2004 by $188,000 and decrease the net loss for 2001 by that amount.
The company will file amendments to the Form 10-K for the year ended December 31, 2004 and each of the Forms 10-Q for the fiscal quarters ended March 31, 2005, June 30, 2005 and September 30, 2005, as soon as possible. The company does not expect that the restatement process will delay the company’s announcement of its 2005 results or the filing of its Annual Report on Form 10-K for the year ended December 31, 2005.
The company’s decision to restate its financial statements was made by Oilgear’s Audit Committee. The decision was based upon the recommendation of management, after consultation with KPMG LLP, its independent registered public accounting firm, and in connection with a review of the company’s most recent Form 10-K and certain of its 2005

Forms 10-Q filings by the Division of Corporation Finance of the U.S. Securities and Exchange Commission.
The company also expects to make certain reclassification adjustments in its historical consolidated financial statements which will have no impact on the company’s current equity of financial position. In addition, the company will make certain adjustments in its historical consolidated financial statements that were not previously recorded because in each case and in the aggregate the underlying errors were not considered material to the company’s consolidated financial statements. Accordingly, the company’s previously issued financial statements for these periods should no longer be relied upon. Additionally, while this news release describes items for which the company has determined a restatement is appropriate at this time, there can be no assurance that further review of the company’s financial statements will not identify additional items that would lead to further changes.
“We will strive to complete our restated financials as quickly as possible and put this unfortunate issue behind us,” said Oilgear President and CEO David Zuege. “The restatement will not impact the operation of our ongoing business and, with the hard work and dedication of our employees, we remain cautiously optimistic about the outlook for 2006.”
A leader in the fluid power industry, The Oilgear Company provides advanced technology in the design and production of unique fluid power components and electronic controls. The company serves customers in the primary metals, machine tool, automobile, petroleum, construction equipment, chemical, plastic, glass, lumber, rubber and food industries. Its products are sold as individual components or integrated into high performance applications.
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Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the statement will include words such as the Company “believes,” “anticipates,” “expects” or words of similar import. Similarly, statements that describe the Company’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. In addition to the assumptions and other factors referenced specifically in connection with such statements, the following could impact the business and financial prospects of the Company: factors affecting the economy generally, including the financial and business conditions of the Company’s customers, the demand for customers’ products and services that utilize the Company’s products, and national and international events; factors affecting the Company’s financial performance or condition, including restrictions or conditions imposed by current or prospective lenders, tax legislation, and changes in accounting principles; factors affecting percentage of completion contracts, including the accuracy of estimates and assumptions regarding the timing and levels of costs to complete those contracts; factors affecting the Company’s international operations, including fluctuations in currencies, changes in laws and political or financial insecurity of foreign governments; factors affecting the Company’s ability to hire and retain competent employees, including unionization of non-union employees and strikes or work stoppages; any further decrease in stock price as a result of market conditions; changes in the law or standards applicable to the Company, including environmental laws and accounting pronouncements; availability of raw materials; unanticipated technological developments that result in competitive disadvantages and may impair existing assets; and factors set forth in the Company’s periodic reports filed with the SEC in accordance with the Securities Exchange Act. Shareholders, potential investors and other readers are urged to consider these factors and those set forth in the Company’s filings with the SEC carefully in evaluating the forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.
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